Investor Relations Contact:	Media Contact:
Randy Scherago GeoEye (703) 480-6325 scherago.randy@geoeye.com	Mark Brender GeoEye (703) 629-5368 brender.mark@geoeye.com

GeoEye Announces NextView
Service Level Agreement Extension

DULLES, Va. (July 15, 2010) – GeoEye, Inc. (NASDAQ: GEOY), a premier provider of superior satellite and aerial-based geospatial information and services, announced today that the National Geospatial-Intelligence Agency (NGA) has exercised the second of its monthly options to extend its Service Level Agreement with GeoEye. This option becomes effective Aug. 1, 2010 and runs through Aug. 31, 2010. This option is the second of the six one-month extensions that the NGA has with GeoEye under the NextView contract, with the last option term expiring on Dec. 31, 2010.

About GeoEye
GeoEye, Inc. is a leading international information services company serving government and commercial markets. The Company is recognized as one of the geospatial industry’s imagery experts, delivering exceptional quality imagery products, services and solutions to customers around the world. Headquartered in Dulles, Virginia, the Company has over 500 employees dedicated to developing best-in-class geospatial information products and services. GeoEye is a public company listed on the NASDAQ stock exchange under the symbol GEOY. The Company provides support to academic institutions and non-governmental organizations through the GeoEye Foundation (www.geoeyefoundation.org). Additional information about GeoEye is available at www.geoeye.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2009, which we filed with the Securities and Exchange Commission (“SEC”) on March 12, 2010, and our Quarterly Report on Form 10-Q for the period ended March 31, 2010, which we filed with the SEC on May 10, 2010. Copies of all SEC filings may be obtained from the SEC’s EDGAR web site, http://www.sec.gov/, or by contacting: William L. Warren, Senior Vice President, General Counsel and Secretary, at 703-480-5672.

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